Badger Meter Reports First Quarter Results

    MILWAUKEE, Wis.--(BUSINESS WIRE)--April 14, 2003--Badger Meter, Inc. (AMEX:BMI) today reported results for the first quarter ended March 31, 2003.
    Net sales for the first quarter were $39,575,000, a 5.7% increase from sales of $37,454,000 for the same period in 2002. Net earnings were $706,000 or $0.21 per diluted share for the first quarter of 2003, a 56% decrease compared to earnings of $1,607,000 or $0.49 per diluted share for the same period in the prior year. Two acquisitions completed in the second quarter of 2002 contributed $5,432,000 or 13.7% of sales. Without the acquisitions, sales would have declined from last year's first quarter.
    "The first quarter 2003 sales were affected by a number of factors. In addition to the continuing soft economy and concerns about the war in Iraq and terrorism, we are experiencing a longer sales cycle for purchases by water utilities as they evaluate the requirements and costs of increased security and as governments struggle with reduced budgets," said Richard A. Meeusen, president and chief executive officer of Badger Meter.
    "These economic and market conditions adversely affected sales of residential water meters and metering systems, our largest product line. The factors were partially offset by the introduction of our new Orion(R) radio frequency AMR system and higher sales of products including automotive fluid meters, electromagnetic flowmeters and research control valves," said Meeusen. "We are seeing some strength in selected industrial markets for the first time in over a year."
    Meeusen added that sales of residential water meters, as part of a large project in Houston to automate their meters, have been delayed. "We expect that Houston will complete the metering project, but the timing for the resumption of sales is not known at this point," he said.
    Meeusen said the lower sales were the principal reason for the decrease in earnings for the first quarter of 2003 which was also impacted by a manufacturing problem that resulted in after-tax expenses of $150,000 or $0.05 per diluted share. "Fortunately, we caught this problem in the plant and the situation has now been corrected," he said.
    "While we are disappointed with our first quarter results, we believe we did not lose market share as sales of our utility products were affected by general market conditions. We continue to focus on reducing expenses throughout the organization and made progress on several other initiatives that position us for the future," said Meeusen.
    Meeusen said the company was maintaining its planned level of investments in research and development and will introduce several new products this summer. "In addition, we broke ground for an expansion of our plant in the Czech Republic in response to steadily increasing sales of the electromagnetic flowmeters that are manufactured at this location. The 8,000 square foot addition will increase the total size of the facility, which opened in January 2002, to 20,000 square feet," he said.
    "Although economic and industry conditions affected our results for the current quarter, we continue to believe that with our high quality products, new products in the pipeline, sufficient manufacturing capacity, a strong balance sheet and ongoing initiatives to control expenses, we are well positioned for growth over the long term," Meeusen said.
    Badger Meter is a leading marketer and manufacturer of flow measurement and control technology, developed both internally and with other companies, as well as the leader in providing digital connectivity to leading AMR technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

    Certain statements contained in the pages of this document, as well as other information provided from time to time by the company or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words "anticipate," "believe," "estimate," "expect," "think," "should" and "objective" or similar expressions are intended to identify forward looking statements. The forward looking statements are based on the company's current views and assumptions and involve risks and uncertainties that include, among other things:

    -- the success or failure of new product offerings and acquisitions
    -- the actions and financial condition of competitors and alliance partners
    -- changes in competitive pricing and bids in the marketplace -- changes in domestic conditions, including housing starts
    -- changes in foreign economic conditions, including currency fluctuations
    --  changes in laws and regulations
    -- changes in customer demand and fluctuations in the prices of and availability of purchased raw materials and parts.

    Some or all of these factors are beyond the company's control. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements.
    The forward looking statements made herein are made only as of the date of this document and the company undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

    Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.

                          BADGER METER, INC.
                 CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)

                     Three Months Ended March 31,

                                        2003                2002
                                        ----                ----

Net sales                           $39,575,000         $37,454,000
Gross margin                        $12,943,000         $12,760,000
Earnings before income taxes         $1,156,000          $2,475,000
Provision for income taxes             $450,000            $868,000
Net earnings                           $706,000          $1,607,000
Earnings per share:

     Basic                             $0.22                $0.51

     Diluted                           $0.21                $0.49
Shares used in computation of:

     Basic                            3,204,840           3,154,686
     Diluted                          3,326,432           3,286,451


                          BADGER METER, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEETS


Assets                                     March 31    December 31
                                             2003          2002
                                         (Unaudited)

Cash                                    $  1,158,000   $  3,779,000
Receivables                               22,942,000     22,139,000
Inventories                               27,542,000     25,182,000
Other current assets                       4,724,000      4,280,000
                                        ------------   ------------
 Total current assets                     56,366,000     55,380,000

Net property, plant and equipment         43,496,000     43,468,000
Prepaid pension                           17,274,000     17,454,000
Other long-term assets                     4,221,000      4,464,000
Goodwill                                   6,526,000      5,697,000
                                        ------------   ------------
 Total assets                           $127,883,000   $126,463,000
                                        ============   ============

 Liabilities and Shareholders' Equity

Short-term debt and current portion
 long-term debt                         $ 29,816,000   $ 26,334,000
Payables                                  11,588,000     11,040,000
Accrued compensation
 and employee benefits                     4,274,000      6,017,000
Warranty and
 after-sale costs                          4,699,000      5,164,000
                                        ------------   ------------
  Total current
   liabilities                            50,377,000     48,555,000

Deferred income taxes                      4,718,000      4,710,000
Long-term employee benefits               11,814,000     12,057,000
Long-term debt                            11,940,000     13,046,000
Shareholders' equity                      49,034,000     48,095,000
                                        ------------   ------------
  Total liabilities
   and shareholders' equity             $127,883,000   $126,463,000
                                        ============   ============

    CONTACT: Badger Meter, Inc.
             Joan C. Zimmer, 414/371-5702